UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2023

LORDSTOWN MOTORS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38821	83-2533239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Hallock Young Road

Lordstown, Ohio 44481

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (234) 285-4001

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RIDE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03	Bankruptcy or Receivership.

Chapter 11 Filing

On June 27, 2023, Lordstown Motors Corp., a Delaware corporation (the “Company”), and its subsidiaries (collectively, the “Company Parties”) announced a strategic restructuring process to maximize the value of their assets, which include the on-the-road Endurance electric vehicle (EV) pickup truck (the “Endurance”) and the intellectual property, platform and people that developed it.

The process consists of two key steps. First, on June 27, 2023, the Company Parties filed litigation (the “Foxconn Litigation”) against Hon Hai Precision Industry Co., Ltd (a/k/a Hon Hai Technology Group), Foxconn EV Technology, Inc., Foxconn Ventures Pte. Ltd., Foxconn (Far East) Limited, and Foxconn EV System LLC (collectively, “Foxconn”) in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Foxconn Litigation, which is further described under Item 8.01 below, details Foxconn’s fraud, bad faith and willful and consistent failure to live up to its commercial and financial commitments to the Company Parties. Foxconn’s actions led to material damage to the Company Parties as well as their future prospects.

Second, and as a direct consequence of the material and irreparable harm caused by Foxconn, the Company Parties are pursuing a restructuring through a voluntary petition also filed on June 27, 2023 under chapter 11 (“Chapter 11”) of the U.S. Bankruptcy Code (the “Bankruptcy Code”) in the Bankruptcy Court. On such date, the Company Parties filed a motion with the Bankruptcy Court seeking to jointly administer the proceedings under the caption “In re: Lordstown Motors Corp., et al.” (the “Chapter 11 Cases”). The Company further anticipates that the restructuring will enable an expedited timeline for hearing the Foxconn Litigation.

As part of the restructuring, the Company Parties are commencing and pursuing a comprehensive marketing and sale process for the Endurance and related assets to maximize the value of those assets. The Company provides no assurance that it will successfully complete any such dispositions or the pricing and other terms of any such transactions. The Company also intends to use the tools of Chapter 11 to fully, finally, and efficiently resolve its contingent and other liabilities and to pursue the Foxconn Litigation before the Bankruptcy Court.

The Company Parties continue to operate their business as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court; however, development activities with respect to future vehicles have ceased and production of the Endurance will cease in the near term. To minimize the effect of the Chapter 11 Cases on the Company Parties’ customers, suppliers, vendors, and employees, the Company Parties have filed various “first-day” motions with the Bankruptcy Court requesting customary relief, including authority to pay employee wages and benefits, employ bankruptcy professionals, continue to employ ordinary course professionals, maintain their insurance and utility services and to pay vendors and suppliers for goods and services provided both before and after the filing date. The Company enters Chapter 11 with significant cash on hand and is debt-free.

Item 2.05	Costs Associated with Exit or Disposal Activities.

The information set forth under Item 2.06 below is incorporated by reference under this Item 2.05.

Item 2.06	Material Impairments.

As a result of Foxconn’s conduct and the determination by the Company’s Board of Directors on June 26, 2023 to file the Chapter 11 Cases and cease production of the Endurance, there is significant uncertainty regarding the Company’s ability to realize value for its assets. This uncertainty will result in the Company further reducing the useful life of its manufacturing assets, additional impairments and reserves and other charges to adjust the carrying value of a significant proportion of its assets. Until such time as the Company completes its quarterly accounting procedures for the quarter ending June 30, 2023, the amount of the impairments, reserves, charges and any other adjustments cannot be determined, though such aggregate amount is likely to be significant. Any estimate of the carrying value of the Company’s assets may be materially different from what it may be able to realize, if at all, through the sale process conducted as part of the Chapter 11 Cases.

Item 7.01	Regulation FD Disclosure.

On June 27, 2023, the Company issued a press release in connection with the filing of the Foxconn Litigation and Chapter 11 Cases. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Additional Information on the Chapter 11 Cases

Court filings and information about the Chapter 11 Cases can be found at a website maintained by the Company’s claims agent, Kurtzman Carson Consultants LLC, at www.kccllc.net/lordstown. The documents and other information available via website or elsewhere are not part of this Current Report and shall not be deemed incorporated therein.

The information furnished in this Item 7.01 of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01	Other Events.

On June 27, 2023, the Company Parties filed the Foxconn Litigation with the Bankruptcy Court seeking enforcement of the Company’s rights under that certain Investment Agreement with Foxconn entered into on November 7, 2022 (the “Investment Agreement”) and relief for other breaches and tortious and fraudulent action by Foxconn that has caused substantial harm to the Company’s operations and prospects and significant damages.

The Foxconn Litigation involves a dispute between the Company Parties and Foxconn concerning, among other things, Foxconn’s obligations under the Investment Agreement, including with respect to Foxconn’s obligation to purchase shares of the Company’s Class A common stock for $47.3 million and pursue and provide additional funding for a joint vehicle development program. These breaches of the Investment Agreement follow a series of detrimental actions that Foxconn has taken with respect to the Company Parties.

The Foxconn Litigation centers on a transformative, strategic partnership the Company’s management team entered into with Foxconn to combine the Company’s innovation, technology, accomplished vehicle engineering team and manufacturing facility in Lordstown, Ohio with Foxconn’s resources, supply chain capabilities and position as one of the world’s largest electronics manufacturers with stated significant automotive capabilities to form a new, scalable joint vehicle development platform.

Under the partnership, the Company agreed to divest its most valuable assets to Foxconn, namely its Lordstown, Ohio manufacturing plant, which is one of the largest in North America, along with its highly talented and experienced manufacturing and operational employees. The up-front purchase price for the Lordstown manufacturing plant reflected the expected benefits of the contractual assurances from Foxconn that Foxconn would support the Endurance in a variety of ways and follow through on a joint vehicle development program, leveraging what was purported to be Foxconn’s established and extensive EV ecosystem and meeting its commitments to the Lordstown community.

The Foxconn Litigation details the fact that Foxconn had no intention of living up to its commitments, particularly with respect to the new vehicle development platform. Foxconn simply used its variety of contractual arrangements with the Company Parties as a tool to maliciously and in bad faith destroy the Company Parties’ business—while leveraging resources gained through the partnership to advance its own business interests.

The Company Parties will vigorously pursue the Foxconn Litigation claims against Foxconn accordingly.

However, no assurances can be provided that the Company Parties’ claims against Foxconn will be successful or that the Company will recover any damages as a result thereof.

Cautionary Note Regarding Trading in the Company’s Class A Common Stock

The Company’s stockholders are cautioned that trading in shares of the Company’s Class A common stock during the pendency of the Chapter 11 Cases will be highly speculative and will pose substantial risks. The Company cannot be certain that holders of the Class A common stock will receive any payment or other distribution on account of those shares following the Chapter 11 Cases. As a result, the Company expects that its currently outstanding shares of Class A common stock may have little or no value. Trading prices for the Company’s Class A common stock may bear little or no relation to actual recovery, if any, by holders thereof in the Company’s Chapter 11 Cases. Accordingly, the Company urges extreme caution with respect to existing and future investments in its Class A common stock. Additionally, as a result of the Chapter 11 Cases, it is possible that the Company’s Class A common stock may be delisted from trading on the Nasdaq Global Select Market.

Forward-looking Statements

This report includes forward looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feel,” “believes,” expects,” “estimates,” “projects,” “intends,” “should,” “is to be,” or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors. With respect to the matters addressed in this report, those factors include, but are not limited to the risks and uncertainties regarding our ability to successfully complete the Chapter 11 Cases; our ability to obtain timely approval of the Bankruptcy Court with respect to motions filed in the Chapter 11 Cases; the adverse impact of the Chapter 11 Cases on our business, financial condition and results of operations; the outcome of the Foxconn Litigation, ongoing litigation, the SEC investigation and any litigation arising out of the Chapter 11 Cases; the impact of the Chapter 11 Cases on the trading price and volatility of the Company’s Class A common stock and the possible delisting of the Company’s Class A common stock; our ability to effect a plan of reorganization or liquidation, or to negotiate and consummate a sale or other transaction with a third party; the sufficiency of our cash on hand and ability to obtain sufficient financing to allow us to conduct our business and facilitate required actions during, and execute our business plan following (should we emerge), the bankruptcy proceedings in an orderly fashion; our ability to comply with terms and conditions of any financing; our ability to maintain our relationships with our employees, suppliers, vendors, customers and other third parties; and the actions and decisions of our stakeholders and other third parties who have interests in our bankruptcy proceedings that may be inconsistent with our operational and strategic plans. There can be no guarantees that we will emerge from bankruptcy protection as a going concern or be able to sell some or all of our assets in an orderly fashion, that we will otherwise realize any significant value for our assets or damages through the Foxconn Litigation, or that our creditors or stockholders (including holders of our Class A common stock) will receive any recovery from the bankruptcy proceedings. Trading prices for our securities may bear little or no relationship to the actual recovery, if any, by holders of our securities in bankruptcy proceedings.

Additional information on potential factors that could affect the Company and its forward-looking statements is included in the Company’s Form 10-K, Form 10-Q and subsequent filings with the SEC. All forward-looking statements are qualified in their entirety by this cautionary statement. Any forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Lordstown Motors Corp. Press Release dated June 27, 2023
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LORDSTOWN MOTORS CORP.

	By:	/s/ Adam Kroll
	Name:	Adam Kroll
	Title:	Chief Financial Officer

Date: June 27, 2023